Exhibit 16

March 8, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of America Great Health’s Form 8-K dated March 8, 2022. We agree with the statements made concerning our firm contained therein.

Yours truly,

/s/ TAAD, LLP.

Diamond Bar, California